Adopted April 2007,

Amended as of March 19, 2008

BY-LAWS

OF

MediaMorph, Inc.

(A Delaware Corporation)

ARTICLE I

Offices and Agents

Section 1.1. Registered Office. The corporation shall have and maintain in the State of Delaware a registered office which may, but need not be, the same as its place of business.

Section 1.2. Other Offices. The corporation may also have offices and places of business at such places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

Section 1.3. Registered Agent. The corporation shall have and maintain in the State of Delaware a registered agent, which agent may be either an individual resident in the State of Delaware whose business office is identical with the corporation’s registered office, or a Delaware corporation (which may be itself) or a foreign corporation authorized to transact business in the State of Delaware, having a business office identical with such registered office.

ARTICLE II

Stock and Stockholders

Section 2.1. Certificates Representing Stock. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board or by the President or Executive Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. The certificates for shares of stock of the corporation shall be in such form as shall be determined by the Board of Directors, shall have set forth thereon any statements prescribed by statute, and shall be numbered and entered in the stock ledger of the corporation as they are issued. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 2.1.1 Shares Without Certificates. Notwithstanding any other provisions herein, the Board of Directors may authorize the issuance of some or all of the shares of any or all of the corporation’s classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a complete record containing the information required on certificates by applicable Delaware law.

Section 2.2. Lost Certificates. The Board of Directors may direct that a new share certificate be issued in place of any certificate theretofore issued by the corporation which has been mutilated or which is alleged to have been lost, stolen or destroyed, upon presentation of each such mutilated certificate or the making by the person claiming any such certificate to have been lost, stolen or destroyed of an affidavit as to the fact and circumstances of the loss, theft or destruction thereof, or complying with such other procedures as may be established by the Board of Directors. The Board of Directors, in its discretion and as a condition precedent to the issuance of any new certificate, may require the owner of any certificate alleged to have been lost, stolen or destroyed, or his legal representative, to furnish the corporation with a bond, in such sum and with such surety or sureties as it may direct, as indemnity against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

Section 2.3. Fractions of Shares. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (l) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions with the Board of Directors may impose.

Section 2.4. Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

Section 2.5. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.6. Meetings of Stockholders.

2.6.1. Time and Place. All meetings of stockholders shall be held at the principal office of the corporation or at such other place and time, whether within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof, as authorized by the Board of Directors.

2.6.2. Annual Meetings. An annual meeting of stockholders shall be held at such time and place as designated by the Board of Directors within one hundred fifty (150) days of the end of the Company’s fiscal year end; provided, that if the Board of Directors shall determine that in any year it is not advisable or convenient to hold the meeting within such time period, then in such year the annual meeting shall instead be held on such other day as determined by the Board of Directors. At each annual meeting, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

2.6.3. Special Meetings. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, the President or a majority of the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.6.4. Notice of Meetings. Written notice of each meeting of stockholders, stating the place, date and hour thereof, and, in the case of a special meeting, specifying the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat not less than ten (10) days nor more than sixty (60) days prior to the meeting, except that where the matter to be acted on is a merger or consolidation or the dissolution of the corporation or a sale, lease, exchange or other disposition of all or substantially all of its assets, such notice shall be given not less than twenty (20) days nor more than sixty (60) days prior to such meeting. If a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.6.5. Business Before a Meeting. To be properly brought before the meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than 90 days prior to the meeting anniversary date of the immediately preceding annual meeting or if no annual meeting was held for any reason in the preceding year, 90 days prior to the third Tuesday in February. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business.

Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.6.5 of Article 2, provided, however, that nothing in this Section 2.6.5 of Article 2 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.6.5 of Article 2 and if he should so determine, which determination shall be conclusive, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

2.6.6. Stockholder List. The Secretary of the corporation shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this subsection or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

2.6.7. Quorum. Except as otherwise provided by statute or the Certificate of Incorporation, the holders of a majority of the shares of stock of the corporation issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at each meeting of stockholders. If a quorum shall not be present at the time fixed for any meeting, the stockholders present in person or by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time, without notice other than an announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum shall be present; and at any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted had a quorum been present at the time originally fixed for the meeting.

2.6.8. Conduct of Meeting. Meetings of the stockholders shall be presided over by one of the following Officers in the order of seniority and if present and acting: the Chairman of the Board, Vice-Chairman of the Board, the President, the Executive Vice President, a Vice President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting. The Board of Directors of the Company shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Company and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry at the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules or parliamentary procedures.

2.6.9. Voting. Except as otherwise provided by statute or by the Certificate of Incorporation, at any meeting of stockholders each stockholder shall be entitled to one vote for each outstanding share of stock of the corporation standing in such holder’s name on the books of the corporation as of the record date for determining the stockholders entitled to notice of and to vote at such meeting. At any meeting of stockholders at which a quorum is present, all elections shall be determined by plurality vote and all other matters shall be determined by the vote of the holders of a majority of the shares present in person or by proxy and entitled to vote, unless the matter is one with respect to which, by express provision of statute, the Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the determination of such matter.

2.6.10. Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent to corporate action in writing without a meeting. Every proxy must be signed by the stockholder or by his attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period.

2.6.11. Inspectors of Election. The Board of Directors, in advance of any meeting of stockholders, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed in advance of the meeting, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

Section 2.7. Action of Stockholders Without a Meeting. Any action required or permitted to be taken at an annual or special meeting of stockholders by statute, the Certificate of Incorporation or these By-Laws, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Where any action is taken in such manner by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all stockholders who have not consented in writing thereto.

ARTICLE III

Directors

Section 3.1. Board of Directors. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors. The Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things on its behalf as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders. Without limiting the generality of the preceding sentence, the Board of Directors is expressly authorized to exercise all of the power of the corporation to borrow or raise moneys and to execute, accept, endorse and deliver as evidence of such borrowing all kinds of securities; and to secure the payment and performance of the obligations thereunder by mortgage on, pledge of, or other security interest in, the whole or any part of the property, assets and income of the corporation.

Section 3.2. Qualifications. Directors need not be stockholders of the corporation, citizens of the United States or residents of the State of Delaware.

Section 3.3. Number. The number of Directors constituting the whole Board of Directors shall be not less than one (1) nor more than fifteen (15) as fixed from time to time by resolution of the Board or by the stockholders or, if the number of Directors constituting the whole Board is not so fixed, the number shall be three (3); provided, that no decrease in the number of Directors shall shorten the term of any incumbent director.

Section 3.4. Nominations. Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days prior to the anniversary date of the immediately preceding annual meeting or if an annual meeting has not been held in the preceding year, 90 days from the third Tuesday in February; and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 3.5. Election and Tenure. With the exception of the first Board of Directors named in the Certificate of Incorporation, and except as otherwise permitted in these By-Laws, Directors shall be elected at the annual meeting of stockholders in accordance with these by-laws and the Corporation’s Certificate of Incorporation. Each director shall hold office for a term expiring at the annual meeting of stockholders next succeeding his election and until his successor is elected and has qualified or until his earlier displacement from office by resignation, removal or otherwise. Any director shall be eligible for re-election.

Section 3.6. Resignation and Removal. Any director may resign at any time by written notice to the corporation. Any director or the whole Board of Directors may be removed, with cause, by the holders of a majority of the shares entitled to vote at an election of Directors, and any director or the whole board of Directors may be removed without cause by the holders of a majority of the shares of the Class then entitled to vote for the election of the director or Directors sought to be removed. Any such removal shall be without prejudice to the rights, if any, of the director so removed under any contract of service or other agreement with the corporation.

Section 3.7. Vacancies. Any vacancy in the Board of Directors occurring by reason of the death, resignation or disqualification of any director, the removal of any director from office for cause or without cause, an increase in the number of Directors, or otherwise, may be filled by a majority of the Directors then in office elected by the holders of the shares of the Class entitled to vote at an election of Directors for the vacancy sought to be filled, although such majority is less than a quorum, or by the sole remaining director of such class, or by the stockholders of such class. Each director elected to fill a vacancy shall hold office for a term expiring at the next succeeding annual meeting of stockholders and until his successor is elected and has qualified or until his earlier displacement from office by resignation, removal or otherwise. If one or more Directors shall resign from the Board effective at a future date, a majority of the Directors then in office, including those who have so resigned, elected by the holders of the shares of the Class entitled to vote at an election of Directors for the vacancy sought to be filled, may fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Section 3.8. Meetings of the Board.

3.8.1. First Meeting. The Directors elected by the incorporator of the corporation and at each subsequent annual meeting of stockholders shall hold their first meeting as soon as practicable following the date of their election, and in any event within thirty (30) days after each annual meeting of stockholders, at such time and place as shall be fixed by resolution of the Board of Directors prior to the annual meeting or by the consent in writing of all the newly-elected Directors, for the purpose of choosing the Officers of the corporation and for the transaction of such other business as may properly be brought before the meeting, and no notice of such meeting to the newly-elected Directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present.

3.8.2. Regular Meetings. Regular meetings of the Board of Directors may be held, without notice, at such times and places as shall from time to time be fixed in advance by resolution of the Board.

3.8.3. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and, at the written request of a majority of the members of the whole Board, shall be called by the Chairman of the Board, the President or the Secretary. Notice of each special meeting of Directors, stating the time and place of the meeting and the purpose or purposes thereof, shall be given to each director at least twenty-four (24) hours before such meeting. The time and place of any special meeting of Directors may also be fixed by a duly executed waiver of notice thereof.

3.8.4. Chairman of the Meeting. The Chairman of the Board, if present and acting, shall preside at all meetings of the Board of Directors. Otherwise, the Vice-Chairman, the President, if present and acting, or any other director chosen by the Board, shall preside.

Section 3.9. Committees of the Board.

3.9.1. Designation. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more committees, each committee to consist of two (2) or more Directors. The Board of Directors may from time to time remove members from, or add members to, any committee. Each such committee, to the extent provided in the resolution designating it, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. However, no such committee shall have power or authority in reference to: (a) amending the Certificate of Incorporation; (b) adopting an agreement of merger or consolidation; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets; (d) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution; or (e) amending these By-Laws; and, unless expressly so provided by resolution of the Board, no such committee shall have power or authority in reference to: (i) declaring a dividend; or (ii) authorizing the issuance of shares of stock of the corporation of any class.

3.9.2. Alternate Members. The Board of Directors may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

3.9.3. Tenure; Reports; Procedures. Each such committee shall serve at the pleasure of the Board of Directors. It shall keep minutes of its meetings and report the same to the Board of Directors as and when requested by the Board, and it shall observe such other procedures with respect to its meetings as are prescribed in these By-Laws or, to the extent not prescribed herein, as may be prescribed by the Board of Directors.

Section 3.10. Quorum and Voting. At all meetings of the Board of Directors or any committee of the Board, a majority of the whole Board or of the entire membership of such committee shall be necessary and sufficient to constitute a quorum for the transaction of business, except when a vacancy or vacancies prevents such a majority, whereupon a majority of the Directors in office or appointed to such committee shall constitute a quorum, provided that such majority shall constitute at least one-third of the whole Board or membership of the committee, as the case may be. The vote of a majority of the Directors or members of the committee present at any meeting at which a quorum is present shall be the act of the Board of Directors or of such committee, except as may be otherwise specifically provided by statute or the Certificate of Incorporation or these By-Laws. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee of the Board which authorizes a contract or transaction between the corporation and one or more of its Directors, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the Directors of the corporation are Directors or Officers, or have a financial interest. If a quorum shall not be present at any meeting of the Board of Directors or any committee of the Board, the members of the Board or such committee present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

Section 3.11. Telephone Participation. Members of the Board of Directors or of any committee of the Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in accordance with this section shall constitute presence in person at such meeting.

Section 3.12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.13. Compensation. The Board of Directors is authorized to make provision for reasonable compensation to its members for their services as Directors and to fix the basis and conditions upon which this compensation shall be paid. Any director may also serve the corporation in any other capacity and receive compensation therefor in any form.

Section 3.14. Reliance on Books and Records. A member of the Board of Directors or of any committee thereof designated by the Board as provided in these By-Laws, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its Officers, or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the corporation.

ARTICLE IV

Notices

Section 4.1. Delivery of Notices. Notices to directors and stockholders may be delivered personally or by mail. A notice by mail shall be deemed to be given at the time when it is deposited in the post office or a letter box, enclosed in a post-paid sealed wrapper and addressed to the person entitled to notice at his address appearing on the books of the corporation, unless any such person shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed or delivered to some other address, in which case the notice shall be mailed to or delivered at the address designated in such request. Notice to any director may also be given by telephone, by telegram, or by leaving the notice at the residence or usual place of business of the Director.

Section 4.2. Waiver of Notice. Whenever notice is required to be given by statute, the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws.

ARTICLE V

Officers

Section 5.1. Executive Officers. The executive Officers of the corporation shall be a President, a Chief Executive Officer, a Treasurer, a Chief Financial Officer, a Chief Operating Officer, a Secretary and, if deemed necessary, expedient or desirable by the Board of Directors, an Executive Vice-President and one or more other Senior Vice Presidents. The Chairman of the Board shall be selected from among the Directors, but no executive officer other than the President and Chief Executive Officer need be a member of the Board of Directors. Two or more offices may be held by the same person, but no office shall execute, acknowledge or verify any instrument in more than one capacity. The executive officers of the corporation shall be elected annually by the Board of Directors at its first meeting following the meeting of stockholders at which the Board was elected.

Section 5.2. Other Officers and Agents. The corporation may also have such other Officers which such titles and duties as shall be stated in these By-Laws or in a resolution of the Board of Directors which is not inconsistent with these By-Laws. The Board of Directors may elect, or may delegate to the Chairman of the Board or President authority to appoint and remove, and to fix the duties, compensation and terms of office of, one or more Assistant Treasurers and Assistant Secretaries and such other Officers and agents as the Board may at any time or from time to time determine to be advisable.

Section 5.3. Tenure; Resignation; Removal. Each officer of the corporation shall hold office until his successor is elected or appointed or until his earlier displacement from office by resignation, removal or otherwise; provided, that if the term of office of any officer elected or appointed pursuant to Section 5.2 of these By-Laws shall have been fixed by the Board of Directors or by the Chairman of the Board or President acting under authority delegated to him by the Board, he shall cease to hold such office not later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed him. Any officer may resign at any time by giving written notice to the corporation and may be removed for cause or without cause by the Board of Directors, or by the Chairman of the Board or President acting under authority delegated to him by the Board of Directors pursuant to Section 5.2 of these By-Laws; provided, that any such removal shall be without prejudice to the rights, if any, of the officer so removed under any contract of service or other agreement with the corporation.

Section 5.4. Compensation. The compensation of all Officers of the corporation shall be fixed by the Board of Directors, or by the Chairman of the Board or President acting under authority delegated to him by the Board of Directors pursuant to Section 5.2 of these By-Laws.

Section 5.5. Authority and Duties. All Officers as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as maybe provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Board of Directors, or by the Chairman of the Board or President acting under authority delegated to him by the Board of Directors pursuant to Section 5.2 of these By-Laws.

Section 5.6. Chairman of the Board. The Chairman of the Board of Directors, if one is elected, shall preside over all meetings of the Board, shall perform all duties, incident to the office of the Chairman and shall perform such other duties as may from time to time be assigned to him by the corporation’s by-laws, certificate of incorporation or Board of Directors.

Section 5.6.1. Chief Executive Officer. The Chairman of the Board, Vice-Chairman of the Board or President of the corporation may be designated by the Board as the chief executive officer of the corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of a Chairman and Vice-Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

Section 5.7. Vice-Chairman of the Board. The Vice-Chairman of the Board of Directors, if one is elected, shall preside over all meetings of the Board and shall perform all duties incident to the office of the Chairman in the absence of or non-election of the Chairman and shall perform such other duties as may from time to time be assigned to him by the corporation’s by-laws, certificate of incorporation or Board.

Section 5.8. President. The President of the corporation shall have the general powers and duties of supervision and management of the operations of the corporation usually vested in the office of President of a corporation.

Section 5.9. The Secretary. The Secretary, or an Assistant Secretary, shall attend all meetings of the stockholders and the Board of Directors and shall record the minutes of all proceedings taken at such meetings, or maintain all documents evidencing corporate actions taken by written consent of the stockholders or of the Board of Directors, in a book to be kept for that purpose; and he shall perform like duties for any committees of the Board of Directors when required. He shall see to it that all notices of meetings of the stockholders and of special meetings of the Board of Directors are duly given in accordance with these By-Laws or as required by statute; he shall be the custodian of the seal of the corporation, and, when authorized by the Board of Directors, he shall cause the corporate seal to be affixed to any document requiring it, and, when so affixed, attested by his signature as Secretary; and he shall perform such other duties as may from time to time be prescribed by the Board of Directors.

Section 5.10. Treasurer. The Treasurer shall be the chief financial officer of the corporation and shall have custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

Section 5.11. Executive Vice-President. Each Executive Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the Directors.

Section 5.12. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Directors.

ARTICLE VI

General Provisions

Section 6.1. Dividends and Distributions; Reserves. Subject to all applicable provisions of law, the Certificate of Incorporation and any indenture or other agreement to which the corporation is a party or by which it is bound, the Board of Directors may declare to be payable, in cash, in other property or in shares of the corporation of any class or series, such dividends and distributions upon or in respect of outstanding shares of the corporation of any class or series as the Board may at any time or from time to time deem to be advisable. Before declaring any such dividend or distribution, the Board of Directors may cause to be set aside, out of any funds or other property or assets of the corporation legally available for the payment of dividends or distributions, such sum or sums as the Board, in their absolute discretion, may consider to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board may deem conducive to the interest of the corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

Section 6.2. Checks, Notes, Etc. All checks or other orders for the payment of money, all notes or other instruments evidencing indebtedness of the corporation and all receipts for money paid to the corporation shall be signed, drawn, accepted, endorsed or otherwise executed on its behalf, as the case may be, in such manner and by such officer or Officers or such other person or persons as the Board of Directors may from time to time designate. The Board of Directors may authorize the use of facsimile signatures of any officer or employee in lieu of manual signatures.

Section 6.3. Fiscal Year. The fiscal year of the corporation shall be fixed, and may from time to time be changed, by resolution of the Board of Directors.

Section 6.4. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 6.5. Voting of Securities of Other Corporations. In the event that the corporation shall at any time or from time to time own and have power to vote any securities (including but not limited to shares of stock) of any other issuer, they shall be voted by such person or persons, to such extent and in such manner as may be determined by the Board of Directors.

ARTICLE VII

Amendment

A majority of the whole Board of Directors shall have the power, by resolution, to amend or repeal these By-Laws or to adopt new by-laws; provided, however, that such power shall not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal by-laws.

ARTICLE VIII

Indemnification of Directors,

Officers and Employees

Except to the extent expressly prohibited by the Delaware Business Corporation Act, the corporation shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person’s testator or intestate is or was a director, officer or employee of the corporation, or serves or served at the request of the corporation, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgment, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the corporation has given its prior consent to such settlement or other disposition.

The corporation may advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorneys’ fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by the corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

Nothing herein shall limit or affect any right of any person otherwise than hereunder to indemnification or expenses, including attorneys’ fees, under any statute (including specifically

Section 145 of the Delaware General Corporation Law), rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise.

Anything in these by-laws to the contrary notwithstanding, no elimination of this by-law, and no amendment of this by-law adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such person or such action, and no elimination of or amendment to this by-law shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

The corporation shall not, except by elimination or amendment of this by-law in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this by-law. The indemnification of any person provided by this by-law shall continue after such person has ceased to be a director, officer or employee of the corporation and shall inure to the benefit of such person’s heirs, executors, administrators and legal representatives.

The corporation is authorized to enter into agreements with any of its Directors, Officers or employees extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this by-law, it being expressly recognized hereby that all Directors, Officers and employees of the corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the corporation is estopped to contend otherwise.

In case any provision in this by-law shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the corporation to afford indemnification and advancement of expenses to its Directors, Officers and employees, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

For purposes of this by-law, the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses. For purposes of this by-law, the term “corporation” shall include any legal successor to the corporation, including any corporation which acquires all or substantially all of the assets of the corporation in one or more transactions.